UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 28, 2003

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive
Marlborough, Massachusetts
01752

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

5500 Great America Parkway
Santa Clara, California
95052

(Former name or former address, if changed since last report)

Item 5.           Other Events

On July 28, 2003, 3Com Corporation (3Com) completed the sale of its 511,000 square foot facility located in Rolling Meadows, Illinois and entered into an agreement to lease back approximately 43,000 square feet of office space.  Pursuant to the lease agreement, 3Com will continue to utilize the Rolling Meadows facility for administrative, research and development, and customer service operations.

Proceeds from the sale were approximately $36 million in cash.  The impact of the sale, which will be reflected in 3Com’s results of operations for the first quarter of fiscal 2004, is not expected to be significant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: July 30, 2003	By:	/s/ Mark Slaven
Mark Slaven
Executive Vice President, Finance, and Chief Financial Officer